EX-99.D.1.3
AMENDMENT TO
AMENDED AND RESTATED FEE WAIVER AGREEMENT

This amendment (“Amendment”) to the Amended and Restated Fee Waiver Agreement (the “Agreement”) dated as of December 5, 2024, by and between Aristotle Funds Series Trust (the “Trust”) and Aristotle Investment Services, LLC (together, the “Parties”) is effective as of the date hereof.

WHEREAS, the Parties desire to amend Schedule A of the Agreement to reflect for Aristotle Core Income Fund, Aristotle Core Bond Fund, Aristotle Short Duration Income Fund, Aristotle Strategic Income Fund, and Aristotle Ultra Short Income Fund, the addition of Class H shares to the Agreement; for Aristotle/Saul Global Equity Fund, to remove Class A and Class I shares from the Agreement; and for Aristotle ESG Core Bond Fund, to reflect the Fund’s current name.

WHEREAS, Section 1 of the Agreement contemplates that Schedule A to the Agreement may be amended from time to time.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.Schedule A of the Agreement is hereby deleted and replaced in its entirety by Schedule A attached hereto.

3.Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

ARISTOTLE FUNDS SERIES TRUST,
on behalf of each of its series listed on Schedule A

By: /s/Joshua Schwab
Name: Joshua Schwab
Title: Vice President & Treasurer
Date: December 5, 2025

ARISTOTLE INVESTMENT SERVICES, LLC

By: /s/Kim St. Hilaire
Name: Kim St. Hilaire
Title: Chief Operating Officer
Date: December 5, 2025

SCHEDULE A
To the
Amended and Restated Fee Waiver Agreement
(dated December 5, 2025)

Fund	Class	Expense Limit (based on percentage of the average daily net assets)	Date of Termination	Recoupment Eligibility and Revised Expense Exclusions Date*
Aristotle Ultra Short Income Fund	Class A	0.57%	July 31, 2028	August 1, 2025
	Class I	0.32%	July 31, 2028	August 1, 2025
	Class I-2	0.32%	July 31, 2028	August 1, 2025
	Class H	0.32%	July 31, 2028	N/A
Aristotle Short Duration Income Fund	Class A	0.75%	July 31, 2028	August 1, 2025
	Class C	1.50%	July 31, 2028	August 1, 2025
	Class I	0.39%	July 31, 2028	August 1, 2025
	Class I-2	0.49%	July 31, 2028	August 1, 2025
	Class H	0.40%	July 31, 2028	N/A
Aristotle Core Income Fund	Class A	0.85%	July 31, 2028	August 1, 2025
	Class C	1.60%	July 31, 2028	August 1, 2025
	Class I	0.45%	July 31, 2028	August 1, 2025
	Class I-2	0.55%	July 31, 2028	August 1, 2025
	Class H	0.46%	July 31, 2028	N/A
Aristotle Core Bond Fund	Class I	0.48%	July 31, 2028	August 1, 2025
	Class I-2	0.48%	July 31, 2028	August 1, 2025
	Class H	0.48%	July 31, 2028	N/A
Aristotle Strategic Income Fund	Class A	0.94%	July 31, 2028	August 1, 2025
	Class C	1.69%	July 31, 2028	August 1, 2025
	Class I	0.59%	July 31, 2028	August 1, 2025
	Class I-2	0.69%	July 31, 2028	August 1, 2025
	Class H	0.60%	July 31, 2028	N/A
Aristotle Floating Rate Income Fund	Class A	1.02%	July 31, 2028	August 1, 2025
	Class C	1.77%	July 31, 2028	August 1, 2025
	Class I	0.72%	July 31, 2028	August 1, 2025
	Class I-2	0.77%	July 31, 2028	August 1, 2025
Aristotle High Yield Bond Fund	Class A	0.95%	July 31, 2028	August 1, 2025
	Class C	1.70%	July 31, 2028	August 1, 2025
	Class I	0.55%	July 31, 2028	August 1, 2025
	Class I-2	0.65%	July 31, 2028	August 1, 2025

Aristotle Small/Mid Cap Equity Fund	Class A	1.20%	July 31, 2028	August 1, 2025
	Class C	1.95%	July 31, 2028	August 1, 2025
	Class I	0.85%	July 31, 2028	August 1, 2025
	Class I-2	0.95%	July 31, 2028	August 1, 2025
Aristotle Small Cap Equity Fund	Class A	1.20%	July 31, 2028	August 1, 2025
	Class C	1.95%	July 31, 2028	August 1, 2025
	Class I	0.90%	July 31, 2028	August 1, 2025
	Class I-2	0.90%	July 31, 2028	August 1, 2025
	Class R6	0.85%	July 31, 2028	August 1, 2025
Aristotle Portfolio Optimization Conservative Fund	Class A	1.22%	July 31, 2028	August 1, 2025
	Class C	1.97%	July 31, 2028	August 1, 2025
	Class I-2	0.97%	July 31, 2028	August 1, 2025
Aristotle Portfolio Optimization Moderate Conservative Fund	Class A	1.22%	July 31, 2028	August 1, 2025
	Class C	1.97%	July 31, 2028	August 1, 2025
	Class I-2	0.97%	July 31, 2028	August 1, 2025
Aristotle Portfolio Optimization Moderate Fund	Class A	1.23%	July 31, 2028	August 1, 2025
	Class C	1.98%	July 31, 2028	August 1, 2025
	Class I-2	0.98%	July 31, 2028	August 1, 2025
Aristotle Portfolio Optimization Growth Fund	Class A	1.25%	July 31, 2028	August 1, 2025
	Class C	2.00%	July 31, 2028	August 1, 2025
	Class I-2	1.00%	July 31, 2028	August 1, 2025
Aristotle Portfolio Optimization Aggressive Growth Fund	Class A	1.26%	July 31, 2028	August 1, 2025
	Class C	2.01%	July 31, 2028	August 1, 2025
	Class I-2	1.01%	July 31, 2028	August 1, 2025
Aristotle Growth Equity Fund	Class I	0.70%	July 31, 2028	August 1, 2025
Aristotle International Equity Fund	Class I	0.78%	July 31, 2028	August 1, 2025
	Class I-2	0.78%	July 31, 2028	August 1, 2025
Aristotle Value Equity Fund	Class I	0.69%	July 31, 2028	August 1, 2025
	Class I-2	0.69%	July 31, 2028	August 1, 2025
	Class R6	0.61%	July 31, 2028	August 1, 2025
Aristotle/Saul Global Equity Fund	Class I-2	0.78%	July 31, 2028	August 1, 2025
Aristotle Core Equity Fund	Class I	0.65%	July 31, 2028	August 1, 2025
	Class I-2	0.65%	July 31, 2028	August 1, 2025

* Fees waived pursuant to this Agreement prior to the Recoupment Eligibility and Revised Expense Exclusions Date indicated in this Schedule A may never be recouped. With respect to each applicable share class of each Fund in this Schedule A, the Expense Limit described in Section 2.a shall apply until the date indicated in this Schedule A; following such date, the Expense Limit described in Section 2.b. shall apply.
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